                                                                  EXHIBIT 10.16



                                  CONVERTIBLE
                                 LOAN AGREEMENT




           This Convertible Loan Agreement is made on August 4, 1997




BETWEEN:       VASCO   DATA   SECURITY  EUROPE   S.A.,  a
               societe anonyme existing under the laws of the Kingdom of Belgium having its registered office at 32 Jettelaan, 1081 Brussels and registered with the Register of Commerce of Brussels under number 614.370, hereinafter referred to as "VDSE";


AND:           BANQUE  PARIBAS  BELGIQUE S.A.,  a societe
               anonyme   existing   under  the   laws  of Belgium, having its
               registered office  at 162 Emile Jacqmainlaan, 1000 Brussels,

               hereinafter referred to as "Paribas";


AND:                 Mr. T. Kendall Hunt, domiciled at 11735 Briarwood Court,
          Burr Ridge, Illinois 60525, United States of America,

                     hereinafter referred to as Pledgor;


AND                  VASCO  Corp., a Delaware Corporation having its executive
               office at 1919 S. Highland Avenue, Suite 118-C, Lombard, Illinois 60148, United States of America,

                     hereinafter referred to as "Corporation";

WHEREAS VDSE pursuant to a resolution of its Board of Directors has decided to issue a convertible loan due September 30, 2002 having a
principal  amount  of  USD 3,400,000  (three   million  four   hundred
thousand   US Dollars) (hereinafter  referred to  as the "Loan", or the
"Convertible Loan").

WHEREAS VDSE  has  outstanding an  obligation to  Digiline International  S.A.
in   the  principal  amount  of   USD 3,400,000  (three   million  four
hundred  thousand   US dollars)  pursuant  to  the  agreement  called "Heads
of Agreement" dated as of May 13, 1996 (the "Digiline Debt") which   amount
is   guaranteed  by   Paribas  (the "Bank Guarantee").

WHEREAS Paribas in lieu of the Bank Guarantee is willing to provide for the payment of the Digiline Debt pursuant to the Convertible Loan and to substitute the Convertible Loan for the Bank Guarantee.

WHEREAS subject to the terms and conditions of the present agreement, Paribas is willing to subscribe to the Convertible Loan.



NOW THEREFORE, IT HAS BEEN AGREED AS FOLLOWS:


1.   ISSUE AND SUBSCRIPTION

VDSE agrees to issue the Convertible Loan on a date between August 20 and September 30, 1997 ("the Subscription date") at a price equal to 100 per cent of its principal amount. On the terms and conditions set forth in this Agreement, Paribas hereby agrees to subscribe to the Convertible Loan having terms and conditions as set forth in this Agreement.


2.   REPRESENTATIONS AND WARRANTIES

VDSE represents and warrants to Paribas that to the best of its knowledge:

  (1) it is duly incorporated and validly existing under the laws of the Kingdom of Belgium and that it has full corporate power to conduct its business and to execute, deliver and comply with the provisions of this Agreement;

  (2) all necessary consents, authorizations, notifications, registrations and filings required in connection with the obligations and liabilities of the company under the terms and conditions of the Loan and the present Agreement have been obtained or made and are in full force and effect;

  (3) the execution and delivery of and compliance with the terms and conditions of the Loan have been duly authorized by VDSE and will not conflict with or constitute a breach of or a default under any indenture, agreement or other instrument to which VDSE is a party or by which it is bound, its Articles of Association or any law, administrative regulation or court decree applicable to VDSE;

  (4) no events exist which, had the Loan been issued, would (or with the giving of notice or lapse of time or both, could) constitute an event of default under the Loan;

  (5) no litigation, arbitration or administrative proceedings are presently current or pending or threatened, to the knowledge of VDSE, which would or might have a material adverse effect on VDSE or on the ability of VDSE to perform its obligations under this Agreement;

  (6) it has not taken any corporate action nor have any other steps been taken or legal proceedings been started or threatened against VDSE to obtain relief from its creditors under any applicable bankruptcy, insolvency or other law now or hereafter in effect or for ordering its winding-up, liquidation, dissolution or reorganization or for the appointment of a receiver, liquidator, sequestrator (or other similar officer) of it or of any or all of its assets or revenues;

  (7) it is not in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets to an extent or in a manner which might have a material adverse effect on its ability to perform its obligations under this Agreement.


3. TERMS AND CONDITIONS OF THE LOAN

       3.1.  Principal Amount and Maturity

       The principal amount of the Loan is 3,400,000 USD (three million four hundred thousand US Dollars).

       The   Loan  is  issued  for  a  period  of  5  years commencing on the
       Subscription date  and ending  on September 30, 2002.

       Paribas subscribes to the Loan by issuing bank cheques at the request of VDSE to the order of Digiline International S.A. for a total amount of 3,400,000 USD (three million four hundred thousand US Dollars).

       3.2.  Interest

       3.2.1 The Loan will bear interest at the rate of 3.25 % (three and a quarter percentage points) per annum from and including the Subscription date. Accrued Interest shall be payable annually on September 30 in each year, for the first time on September 30, 1998, and/or on the Conversion Date as provided for in Article 8 hereafter. When interest is required to be calculated for a period other than one year, it shall be calculated on the basis of a 360 days year, consisting of 12 months of 30 days each, and in case of an incomplete month, the number of days elapsed in such incomplete month.

       3.2.2 In the event of the completion of the Offering (as defined in Section 8) and if pursuant to Section 3.3 the Loan is repaid within seven days of receipt by VDSE of the Payment Notice (as defined in Section 3.3), VDSE shall pay additional interest in cash at the time of the repayment of the Loan as follows:

       (I) If the Loan is repaid before or on June 30, 1998, the sum of USD 340,000 (three hundred forty thousand US Dollars);

       (II) If the Loan is repaid between July 1, 1998 and December 31, 1998, both dates inclusive, the sum of USD 510,000 (five hundred ten thousand US Dollars); or

       (III) If the Loan is repaid on January 1, 1999 or later, the sum of USD 680,000 (six hundred eighty thousand US Dollars)


       3.3.   Repayment

      Unless previously repaid (upon occurrence of an event of default as described under Article 7 or upon conversion of the Loan at the option of PARIBAS as provided for in Article 8), VDSE shall repay the Loan at par on September 30, 2002; provided, however, that in the event of the completion of the Offering (as defined in Section 8) PARIBAS may at its option, by written notice ("Payment Notice") delivered to VDSE
      within  seven days  after   the  receipt   of   proceeds  by   the
      Corporation at the closing of the Offering, require VDSE to repay in cash the Loan at par from the proceeds of the Offering within seven days of the receipt of the Payment Notice. At the time of the repayment of the Loan at par, VDSE shall also pay pursuant to subsection 3.2.1 any accrued and unpaid interest at the rate of 3,25% for the period ending on the repayment date of the principal and, if applicable, shall also pay the additional interest under subsection 3.2.2.

      3.4.  Payments

      Each payment by VDSE under this Agreement shall be made in US Dollars on the date that payment is due, to Paribas by deposit to the account no 10921348 maintained at Citibank N.A. New York or to such other account as Paribas may have last designated by written notice to the VDSE.

      3.5.  Register

      VDSE shall hold a register of bondholders at its offices. It will provide Paribas with a certificate of inscription in this register.

      VDSE will issue on first demand of Paribas nominative securities evidencing the Loan and mandates Paribas to ensure the materiality of these securities.


4.   USE OF PROCEEDS

VDSE  shall  use the  proceeds  of  the  Loan  to pay  all amounts it is due to pay to DIGILINE INTERNATIONAL S.A. - with registered office at Luxembourg, rue Aldringen 14 - pursuant to the agreement called "Heads of Agreement" entered into between VDSE and Digiline International S.A. dated as of May 13,
1996.   This "Heads of Agreement" sets forth the terms and conditions of the
acquisition by VDSE of 100 %  of the shares of   S.A. Digipass, a company with
registered  office   at  32   Jettelaan,  1081   Brussels, presently called
VASCO DATA SECURITY N.V./S.A..

It   is  understood   that   upon   receipt  by   Digiline International  S.A.
of  such  payment  Paribas  will   be automatically  liberated  of  all   its
obligations   and liabilities under  the USD  3,400,000 (three  million four hundred thousand US Dollars) Bank Guarantee, related to the above mentioned Heads of Agreement, delivered to Digiline International S.A. by Paribas on behalf and for the account of VDSE on June 27, 1996. The bank guarantee and all rights and obligations in connection therewith (including all ancillary agreements) shall be cancelled and of no further force and effect.

5.   CONDITIONS PRECEDENT

     5.1. The obligation of Paribas to subscribe to the Loan is subject to the condition that Paribas receives on or before the fifth banking day before the subscription date an irrevocable written acceptance by DIGILINE INTERNATIONAL S.A., confirming that:

         (i)  upon receipt  by DIGILINE  INTERNATIONAL S.A. of USD   3,400,000
              (three million four hundred thousand US Dollars) from VDSE, Paribas will automatically be liberated of all its obligations and liabilities under the USD 3,400,000 (three million four hundred thousand US Dollars) Bank Guarantee related to the above mentioned Heads of Agreement delivered to Digiline International S.A. by Paribas on behalf and for the account of VDSE on June 27, 1996.

        (ii) therefore Digiline International S.A. agrees that the amount of USD 3,400,000 (three million four hundred thousand US Dollars) it is due to receive from VDSE will only be used to satisfy all amounts VDSE is due to pay to Digiline International S.A. pursuant to the above mentioned Heads of Agreement.


     5.2. The obligation of Paribas to subscribe the Loan is subject to the further conditions that:

        (i) Banque Paribas S.A., London Branch, is designated as global co-ordinator, lead-manager and bookrunner of the stock offering and listing on EASDAQ and/or NASDAQ of VDSE's parent company VASCO CORP. which is expected to take place by the end of the fourth quarter of 1997.

        (ii) Paribas shall have received a legal opinion on the validity and enforceability of the collateral arrangements, in form and substance satisfactory to it.



6.   COLLATERAL

As security for the prompt and complete payment when due of all amounts payable by VDSE under the Loan, Mr. T. Kendall Hunt, domiciled at 11735
Briarwood Court, Burr   Ridge, Illinois 60525, United States of America, shall
pledge in favour of  Paribas 1,416,666 (one million four hundred sixteen
thousand six hundred   sixty-six) shares of VASCO CORP., a company existing
under the laws of the State of Delaware with executive office at 1919, S. Highland Avenue Suite 118-C, Lombard, Illinois 60148, United States of America.

Throughout the duration of the Loan the market value of the pledged shares
must at least be equal to  125 % of USD 3,400,000  (three   million  four
hundred  thousand   US Dollars).

If at any time the average market value of the pledged shares over 5 continuous trading days, calculated in good faith by Paribas, is less than 125 % of USD 3,400,000 (three million four hundred thousand US Dollars), Mr.
T.  Kendall  Hunt shall  within one  calendar  week on  simple demand  by
PARIBAS   evidenced  by  written   request  by Paribas,   pledge  additional
Vasco   Corp.   shares  in aggregate countervalue  (or amount) so  as to ensure that the above ratio is respected.

If the average market value of the pledged shares over 5 (five) continuous trading days is in excess of 150% of USD 3,400,000 PARIBAS will waive its pledge on all securities in excess of 150% of USD 3,400,000 upon simple and first written demand by the Pledgor.

Pursuant to the pledge agreement Mr. T. Kendall Hunt grants to Paribas a first lien on and a first and prior security interest in and right of set off against the collateralized assets.

If at any time the Company has fully satisfied all its obligations under the Loan, Paribas shall return all the collateralized assets.

Unless an event of default has occurred, the Pledgor shall be entitled to receive (and to the extent the same come into possession of Paribas or its agents, Paribas shall remit to the order of the Pledgor) any dividends or
interest  paid  in  cash  in  respect  of   collateralized assets.   Paribas
shall have no liability, however, for any failure by it to collect such payments not forwarded to it by the payor thereof.

7.   EVENTS OF DEFAULT

     7.1  Events of Default

          If one or more of the following events of default (each an "Event of Default") shall occur and be continuing, Paribas shall be entitled to the remedies set forth in subsection 7.2.:

  (i) VDSE fails to pay any amount payable hereunder as and when such amount becomes payable pursuant to this Agreement and such unpaid amounts remain unpaid for 10 days after the respective due date; or

  (ii) VDSE commits any breach of or default in the due performance or observance of any of its obligations or undertakings contained in this Agreement other than those referred to in subsection 7.1. (i), if that breach or default is not remedied on or before the tenth day after it occurs (or before any later date determined in good faith by PARIBAS which reasonably allows VDSE to remedy the default); or

  (iii) any representation, warranty or statement made or deemed made by VDSE in this Agreement or any other document delivered in connection with this Agreement proves to have been incorrect, incomplete or misleading in any material respect as of the date on which it was made; or

  (iv) any other indebtedness of the VDSE in respect of a sum in excess of BEF 10,000,000 (ten million Belgian Francs) or the equivalent in any other currency is not paid when due for payment, after application of the applicable grace periods, except for nonpayments as to which its creditor has consented or has waived the payment; or


  (v) any mortgage, charge, pledge, lien, hypothecation, title retention, right in rem or any other security interest of VDSE (being material to the undertaking or assets of VDSE) becomes enforceable in respect of a sum in excess of BEF 10,000,000 (ten million Belgian Francs) or the equivalent in any other currency and the person or persons entitled to benefit thereof shall initiate legal collection to enforce the same; or


  (vi) all or any substantial part of the property of VDSE shall be condemned, seized or otherwise appropriated in a manner which Paribas reasonably considers may have a material adverse effect on the business of VDSE or VDSE shall be prevented from exercising normal managerial control over any substantial part of its property by any person acting under the authority of any government, in a manner which Paribas considers may have a material adverse effect on the business of VDSE; or


  (vii)   there  shall have  occurred the  liquidation  or bankruptcy  of  VDSE
          or  any  order  is   made  or resolution,  tax   or  regulation
          passed or  other action taken for or with a  view to the dissolution,
          termination,  liquidation  or  bankruptcy  of   VDSE (other than for
          the purposes of and followed by an amalgamation or reconstruction the terms of which have been approved in writing by Paribas); or

  (viii)  any court, tribunal  or other authority  makes an order  for  the
          appointment  of any  administrator, receiver,    liquidator,
          curator, sequestrator, trustee or other similar officer of VDSE or of all or any material part of the assets of VDSE; or

  (ix)    VDSE  stops  payment  generally  or   ceases  or threatens  to cease
          to carry on its business or admits in writing its inability to pay its debts as they fall due or makes a general assignment for the benefit of creditors or enters into a general arrangement or
          composition with  or for the  benefit of  creditors  or  a   general
          moratorium (however declared or promulgated) is imposed or threatened on the payment of indebtedness of VDSE; or

  (x) all or any material part of the assets of VDSE are attached, levied or distrained upon or become subject to any order of court or other process and such attachment, levy, distraint, order or process remains in effect and not discharged for 60 days; or





  (xi) this Agreement or any of the provisions hereof, with material effect to the liabilities of both parties, shall at any time for any reason cease to be in full force and effect, be declared to be
          void or shall  be   repudiated  or   the   validity  or
          enforceability hereof or thereof shall at any time be contested by VDSE or VDSE shall deny that it has any or any further liability or obligation under this Agreement; or


  (xii) the Pledgor does not fulfill his obligations under the pledge agreement, drawn up in Brussels on July 15, 1997.


  7.2.    Default Remedies

     Paribas may at any time after the occurrence of an Event of Default that is not remedied under Art. 7.1 and so long as the same is continuing, by notice in writing to VDSE declare that the Loan and all interest accrued and all other sums payable pursuant to this Agreement have become immediately due and payable whereupon the same shall become immediately due and payable.

     If the principal is not paid at the agreed due date, additional interest shall automatically be due to Paribas on the sums not paid in time,  as from the due date in question and up to  the actual date of
     payment, calculated at the interest rate of the    Loan plus 0,50% per
     annum.



8.   CONVERSION RIGHT

Paribas has the optional right to convert the Loan into shares (hereinafter called the "Shares" or "Share") of VDSE's parent company VASCO CORP (hereinafter called the "Corporation"), a company existing under the laws of the State of Delaware with executive office at 1919 S. Highland
Avenue  Suite  118-C,  Lombard, Illinois  60148, United States of America.

If Paribas decides to exercise its right of conversion, VDSE will be obliged to repay the Loan to Paribas not by way of cash reimbursement but by transfer and delivery to Paribas of a number of Shares of the Corporation
that is sufficient  to reimburse completely Paribas   claim out of the Loan.
After transfer and delivery of these Shares in accordance with this clause VDSE will be liberated of its obligations under this Convertible Loan Agreement.

The  Corporation  undertakes  to   provide  VDSE  with   a sufficient number of
Shares in order for VDSE to be able fulfill its obligation to transfer and deliver these Shares.

Paribas can  exercise its right of  conversion on any  day falling in  the
period commencing  with and including  the earlier   of  the  date  of  the
Share Offering of the Corporation on EASDAQ and/or NASDAQ (the "Offering") so as to allow Paribas to include the Shares it converts the Loan into, in the Offering, and January 1, 1999, and terminating with and including August 31, 2002, i.e. one month before the maturity date of the Loan.

Subject to the structuring of the Offering, VDSE accepts that the Shares Paribas has converted the Loan into, can be included in the Offering.

If the conversion takes place after the Offering, the Loan will be converted in Shares listed on NASDAQ and/or EASDAQ.

Paribas will give notice of exercise of its right of conversion by sending registered letters to that effect to the Corporation and to VDSE. In these registered letters the number of Shares to be transferred and delivered will be calculated at the applicable conversion rate as determined below, varying according to the time and circumstances (whether the Offering has taken place or not) of Paribas exercise of its right of conversion.

The conversion rate  will be at a price per Share equal to the Offering Price.

If the Offering does not occur before January 1, 1999, Paribas has the right to convert the Loan into Shares of the Corporation at the average closing market price of the Corporation s Shares traded 'over the counter' during the 20 trading days prior to the date of the notice of exercise of the right of conversion, less a discount of 10 %.

If the number of Shares calculated at the conversion rate, is not a whole number, the number will be rounded up to the next higher whole number.

The date of acknowledgement by the Corporation of the receipt of the notice of exercise is the conversion date, i.e. date on which property of the Shares is transferred to Paribas.

The  Corporation undertakes to fulfil  within the shortest possible delays  the
formalities  completing the  transfer of  title of  the Shares.   The transfer
of title of the Shares must give Paribas full, free and clear property on the Shares. The Shares will therefor be free of any charge, lien, security interest, attachment or any other such encumbrance.

In the event the public offering referred to in this section is a public offering by a new company ( Newco ) specifically set up by VASCO CORP. for the purpose of this public offering, references herein to the Offering shall mean the "Offering" by Newco and references to the "Shares" will mean the shares of Newco.





9.   ASSIGNMENT

This agreement shall be binding upon and inure to the benefit of all parties and their respective successors and assigns; provided however that VDSE may not assign or transfer any of its obligations or rights hereunder without the prior written consent of Paribas.

Paribas may at any time assign or transfer to any third party all or any of its rights or obligations hereunder, but if in part for a minimum
principal amount  of the countervalue  in  USD  of  BEF  10,000,000   (ten
million Belgian Francs).

Paribas will however never directly or indirectly assign its right to convert the Loan, or after conversion transfer the Shares, to any person
or company outside  of its  group  without   written notice  to VDSE  stating
its intention to assign or transfer, the identity of the potential beneficiary (which can be a broker or a market maker) and the conditions of assignment or transfer.

In  the  event  that  the  transfer  of  Shares  (or   the assignment  of the
right to convert the Loan) by Paribas is for a number of Shares (or for a right to convert the Loan into a number of Shares) in excess of 1% (one percentage point) of the total number of shares of the Corporation at the moment of the above mentioned written notice, VDSE or any company or person of its group will have two weeks to exercise a right of first refusal of the assignment or transfer on the conditions specified in the notice mentioned in this section. This right of first refusal is not applicable when the Shares that Paribas converts the Loan into, are included in the Offering.


10.  NOTICES AND COMMUNICATIONS

Each notice and communication to be made under this Agreement shall be made by registered letter.

Any notice or communication to be made by one person to another person pursuant to this Agreement shall (unless that other person has by 10 days prior written notice specified another address) be made to that other person at the address identified above in the preamble to this Agreement and shall be deemed to have been made when left at that address.

11.  GOVERNING LAW AND JURISDICTION

This Agreement is governed by and construed in all respects in accordance with the law of the Kingdom of Belgium.

The parties hereto irrevocably agree that the courts of Brussels shall have exclusive jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and for such purposes irrevocably submit to the jurisdiction of such courts.

The submission to the said jurisdiction shall not (and shall not be construed so as to) limit the right of Paribas to take proceedings to obtain protective or conservatory relief for the protection of assets or for the enforcement of any judgement obtained by Paribas in any other court
of competent  jurisdiction nor shall  the taking   of  such   proceedings  in
any   one  or   more jurisdictions,  preclude the taking of such proceedings in any  one or  other jurisdiction,  whether concurrently  or not.

IN  WITNESS   whereof  the  parties   have  executed  this Agreement on August
4, 1997 in four originals, each party recognizing to have received its original.



VASCO  DATA  SECURITY EUROPE          BANQUE PARIBAS BELGIQUE S.A.
S.A.





By :    /s/ Forrest D. Laidley          By :    /s/ Jacques Janssens
name :  Forrest D. Laidley              name :  Jacques Janssens
title : Director               title :  Director





By :                                    By :    /s/ G. Milants
name :  Robert E. Anderson              name :  G. Milants
title : Director               title :  Senior Investment Banker




VASCO Corp.                                     The Pledgor





By :    /s/ Mario Houthooft                     /s/ T. Kendall Hunt
                                       ---

name :  Houthooft, Mario
title : Agent and Officer